UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                  --------------------------------------------
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    Panhandle Eastern Pipe Line Company, LLC
                  --------------------------------------------
               (Exact name of Registrant as Specified in Charter)

     Delaware                                                44-0382470
----------------------------                   -------------------------------
(State of incorporation                     (I.R.S. Employer Identification No.)
or Organization)

    P.O. Box 4967
    Houston, TX
    (713) 989-7700                                          77210-4967
----------------------------                   ------------------------------
(Address of Principal                                       (Zip Code)
Executive Office)


If this form relates to the registration of a class of If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act securities pursuant to Section 12(g) of the Exchange and is effective pursuant to General Instruction A.(c), Act and is effective pursuant to General Instruction please check the following box: A.(d), please check the following box:

             Securities Act registration statement file number to which this form relates: 333-111178

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                Name of Each Exchange on Which
     to be so Registered                Each Class is to be Registered
     -------------------                ------------------------------

4.80% Senior Notes due 2008, Series B      New York Stock Exchange
6.05% Senior Notes due 2013, Series B      New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:  None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The classes of securities to be registered hereby are the 4.80% Senior Notes due 2008, Series B, and the 6.05% Senior Notes due 2013, Series B (together, the "Senior Notes"), of Panhandle Eastern Pipe Line Company, LLC, a Delaware limited liability company (the "Registrant").

         For a description of the Registrant's Senior Notes, reference is made to the description included under the caption "Description of the Exchange Notes" in the prospectus included in the Rule 424(b) filing made by the Registrant under the registration statement on Form S-4 (file no. 333-111178), which description is incorporated herein by reference.



Item 2.  Exhibits.

 Exhibit No.                         Description
--------------    --------------------------------------------------------------

     4.1 Indenture dated as of March 29, 1999, between the Registrant (successor to Panhandle Eastern Pipe Line Company and CMS Panhandle Holding Company) and J.P. Morgan Trust Company, N.A. (successor to NBD Bank), as Trustee (Filed as Exhibit 4(b) to the Registrant's Quarterly Report on Form10-Q for the quarter ended March 31, 1999 and incorporated herein by reference).

     4.2 Third Supplemental Indenture dated as of August 18, 2003, between the Registrant and J.P. Morgan Trust Company, N.A. (f/k/a Bank One Trust Company, National Association), as Trustee (Filed as Exhibit 4(e) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 and incorporated herein by reference).

     4.3 Form of 4.80% Senior Note due 2008 (Filed on December 15, 2003 as Exhibit 4(f) to the Registrant's Registration Statement on Form S-4 (File No. 333-111178) and incorporated herein by reference).

     4.4 Form of 6.05% Senior Note due 2013 (Filed on December 15, 2003 as Exhibit 4(g) to the Registrant's Registration Statement on Form S-4 (File No. 333-11178) and incorporated herein by reference).

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  PANHANDLE EASTERN PIPELINE COMPANY, LLC



Dated: February 19, 2004          By:    /S/  DAVID J. KVAPIL
                                         ------------------------------
                                         Name:  David J. Kvapil
                                         Title: Executive Vice President
                                                and Chief Financial Officer